Exhibit 99.1

CHANNELL ANNOUNCES 2008 FIRST QUARTER RESULTS

Temecula, Calif., May 13, 2008 – Channell Commercial Corporation. (Nasdaq: CHNL), a designer and manufacturer of telecommunications equipment supplied to operators of communications networks worldwide and water harvesting solutions distributed in markets throughout Australia and North America, today announced financial results for the three months ended March 31, 2008.

First Quarter Results

Channell Commercial Corporation (the “Company”) reported first quarter 2008 net sales of $25.2 million.  This represents a 23.4% decrease compared to net sales of $32.9 million for the first quarter of 2007.

The Company also reported a GAAP net loss of $1.6 million for the first quarter of 2008, or ($0.17) per basic and diluted share, as compared to net income of $115,000, or $0.01 per basic and diluted share, for the first quarter of 2007.  Included in the first quarter 2008 net loss is stock compensation expense of $10,000, intangible amortization expense of $52,000, and special charges associated with the right-sizing efforts of the Company’s core US and UK telecom operations of $405,000, which together equated to ($0.05) per basic and diluted share.  Excluding these items, first quarter 2008 non-GAAP pro forma net loss was $1.1 million, or ($0.12) per basic and diluted share.  Included in the first quarter 2007 net income is stock compensation expense of $60,000 (accounted for under SFAS 123R), and intangible amortization expense of $46,000, which together equate to ($0.01) per basic and diluted share.  Excluding these items, first quarter 2007 non-GAAP pro forma net income was $221,000 or $0.02 per basic and diluted share.

Gross profit for first quarter 2008 was $7.4 million, or 29.3% of net sales, as compared to $10 million, or 30.4% of net sales, for the comparable period last year.

Total operating expenses for first quarter 2008 were $9.2 million versus $9.9 million in the comparable period a year-ago.  Included in operating expenses for the first quarter of 2008 was $10,000 of stock compensation expense, $52,000 of intangible amortization expense and $405,000 of restructuring charges.

Liquidity

At March 31, 2008, the Company had total cash and cash equivalents of $1.7 million, which was $0.4 million less than the total at December 31, 2007, and $19.0 million in total outstanding debt and capital lease obligations, which was $0.8 million higher than at December 31, 2007.  Net cash used from operating activities was $0.9 million for the first quarter of 2008.

Days sales outstanding of 46 days during the first quarter of 2008 was in line with the comparable period last year, but up from 39 days in the fourth quarter of 2007.  Days inventory for the first quarter of 2008 was 85 days, up from 62 days inventory for the first quarter of 2007 and 68 days during the fourth quarter of 2007.  Days payables were 58 days for the first quarter of 2008, down from 64 days in the year-ago period but up from 41 days in the fourth quarter of 2007.

Capital expenditures were $1.6 million in the first quarter of 2008 compared to $634,000 in the comparable period last year.

Business Outlook

For the second quarter of 2008, the Company expects the weak demand experienced in the first quarter of 2008 to continue across the major markets it serves.  As such, the Company now anticipates net sales of $28 to $29 million versus prior guidance in the $38-39 million range.  Consolidated GAAP net income (loss) per basic and diluted share is now expected to be in the ($0.01) to $0.02 range vs. prior expectations of EPS in the $0.26-$0.27 range.   Second quarter 2008 non-GAAP pro forma net income per basic and diluted share, which excludes the impact of SFAS 123R, amortization of intangible assets and restructuring charges, is expected to range from $0.04 to $0.08.  Updated third quarter and full year 2008 guidance is expected be provided prior to the conclusion of the current quarter.

Non-GAAP Financial Measures

Non-GAAP pro forma net income (loss) and Non-GAAP pro forma net income (loss) per basic and diluted share are non-GAAP financial measures, and represent net income (loss), and net income (loss) per basic and diluted share, each adjusted to exclude certain non-cash and non-recurring items.  For a reconciliation of non-GAAP pro forma net income (loss) to GAAP net income (loss), and non-GAAP pro forma net income (loss) per basic and diluted share to GAAP net income (loss) per basic and diluted share, for the periods presented, please see the financial tables attached to this press release.  This press release and the attached financial information are also available in the investor relations section of the Company’s web site at www.channell.com.

The Company believes the presentation of non-GAAP financial measures assists investors to better understand the Company’s operating performance. In addition, analyst estimates typically exclude the impact of non-cash and non-recurring items from net income (loss) per basic and diluted share; consequently, the Company believes that the presentation of these non-GAAP financial measures is helpful to investors in their review of information presented by analysts.

About Channell

Channell Commercial Corporation is a designer and manufacturer of telecommunications equipment supplied to communications network operators worldwide and water storage tanks distributed in markets throughout Australia and North America.  Major product lines include a complete line of thermoplastic and metal fabricated enclosures, advanced copper termination and connectorization products, fiber-optic cable management systems and polyethylene water storage tanks.  The Company’s headquarters and U.S. manufacturing facilities are in Temecula, California.  International operations include facilities in Toronto (Canada), London (U.K.) and various locations throughout Australia.  The Company’s website is www.channell.com

Forward-Looking Statements

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the securities laws.  Examples of forward looking statements would include statements about the expected future revenues, expenses and other financial results, and any other statements that are not historical facts.  These statements are based on management’s current expectation and are subject to a number of uncertainties and risks.  Actual results may differ materially.  Important factors that could cause actual results to differ materially from the Company’s estimates or projections contained in the forward-looking statements include, but are not limited to: (1) obsolescence of Company products resulting from technological change, (2) ability to anticipate changes in technology and industry standards in order to successfully develop and introduce new products, (3) dependence on a few customers for a large percentage of sales, (4) dependence on the telecommunications industry to represent a substantial portion of the Company’s total sales, (5) customer demand, (6) material costs and the availability of complementary products, (7) energy costs, (8) integration of acquired businesses, (9) delays in product development, (10) operating leverage, (11) seasonality and fluctuations in operating results and (12) worldwide economic conditions.  Such uncertainties are discussed further in the Company’s filings with the Securities and Exchange Commission, which you are encouraged to review in connection with this release.

-  Financial Tables to Follow  –

CHANNELL COMMERCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(amounts in thousands, except per share data)

	Three months ended March 31,
	2008	2007

Net sales	$25,159	$32,853
Cost of goods sold	17,788	22,879
Gross profit	7,371	9,974

Operating expenses
Selling	4,980	5,246
General and administrative	3,471	4,223
Research and development	391	429
Restructuring charge	405	—
	9,247	9,898

(Loss) Income from operations	(1,876)	76
Interest income	16	13
Interest expense	(486)	(185)
Loss before income tax benefit	(2,346)	(96)

Income tax benefit	(464)	(146)
Net (loss) income before minority interest	(1,882)	50
Minority interest in loss of subsidiaries	(276)	(65)
Net (loss) income	$(1,606)	$115

Net (loss) income per share
Basic and diluted	$(0.17)	$0.01

Net (loss) income	$(1,606)	$115
Other comprehensive income, net of tax
Foreign currency translation adjustment	472	397

Comprehensive (loss) income	$(1,134)	$512

CHANNELL COMMERCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(amounts in thousands, except per share data)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$1,706	$1,825
Restricted cash	—	282
Accounts receivable, net of allowance for doubtful accounts of $254 at March 31, 2008 and $281 at December 31, 2007	12,909	12,807
Inventories, net	16,777	15,763
Prepaid expenses and other current assets	1,586	1,436
Income taxes receivable	274	—
Deferred income taxes, net	980	936
Total current assets	34,232	33,049

Property and equipment, net	18,428	19,036
Deferred income taxes, net	672	642
Goodwill	11,442	10,998
Intangible assets, net	2,174	2,128
Other assets	875	994
	$67,823	$66,847

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$11,497	$9,447
Short-term debt (including current maturities of long-term debt)	11,261	10,335
Current maturities of capital lease obligations	416	153
Income taxes payable	—	178
Accrued expenses	5,195	5,444
Total current liabilities	28,369	25,557

Long-term debt, less current maturities	6,859	7,467
Capital lease obligations, less current maturities	420	198
Other long-term liabilities	816	906
Total liabilities	36,464	34,128

Commitments and contingencies	—	—
Minority interest	719	955

Stockholders’ equity
Preferred stock, par value $.01 per share, authorized—1,000 shares, none issued and outstanding	—	—
Common stock, par value $.01 per share, authorized—19,000 shares; issued – 9,788 at March 31, 2008 and December 31, 2007; outstanding – 9,544 shares at March 31, 2008 and December 31, 2007	98	98
Additional paid-in capital	31,220	31,210
Treasury stock – 244 shares in 2008 and 2007	(1,871)	(1,871)
Retained earnings (accumulated deficit)	(1,493)	113
Accumulated other comprehensive income - Foreign currency translation	2,686	2,214
Total stockholders’ equity	30,640	31,764
	$67,823	$66,847

CHANNELL COMMERCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(amounts in thousands)

	Three months ended March 31,
	2008	2007

Cash flows from operating activities:
Net income (loss)	$(1,606)	$115
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,269	1,187
Stock-based compensation	10	60
Loss (gain) on disposal of fixed assets	(5)	23
Amortization of deferred gain on sale leaseback	(15)	(15)
Provision for doubtful accounts	201	(7)
Provision for inventory obsolescence	26	33
Minority interest in income loss of subsidiaries	(276)	(65)
Changes in operating assets and liabilities:
Accounts receivable	(110)	(4,824)
Inventories	(692)	(2,583)
Prepaid expenses and other current assets	(121)	(25)
Income taxes receivable	(453)	105
Other assets	136	(128)
Accounts payable	1,217	4,795
Accrued expenses and other liabilities	(457)	946
Net cash used in operating activities	(876)	(383)

Cash flows from investing activities:
Purchase of property and equipment	(1,011)	(339)
Proceeds from sale of property and equipment	1,331	66
Net cash provided by (used in) investing actitivities	320	(273)

Cash flows from financing activities:
Repayment of debt	(1,392)	(792)
Borrowings from credit facilities	1,259	402
Borrowings (repayment) of obligations under capital lease, net	463	(61)
Net cash provided by (used in) financing activities	330	(451)
Effect of exchange rates on cash	(175)	97
Decrease in cash and cash equivalents	(401)	(1,010)
Cash and cash equivalents, beginning of period	2,107	2,235
Cash and cash equivalents, end of period	$1,706	$1,225
Cash paid during the period for:
Interest	$499	$289
Income taxes	$6	$11
Non-cash investing activities:
Purchases of property and equipment which are included in obligations under capital leases and accounts payable	$609	$295

Channell Commercial

Reconciliation Tables of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of GAAP net income (loss) per basic and diluted share to non-GAAP pro forma net income (loss) per basic and diluted share (Unaudited)

	Quarter Ended	Quarter Ended
	March 31, 2008	March 31, 2007
GAAP net income (loss) per basic and diluted share	$(0.17)	$0.01

Add:
Stock compensation expense under SFAS 123R	$0.00	$0.01

Intangible amortization	$0.01	$0.00

Restructuring charges	$0.04	$0.00

Non-GAAP pro forma net income (loss) per basic and diluted share	$(0.12)	$0.02

Reconciliation of GAAP net income (loss) to non-GAAP pro forma net income (loss) (Unaudited)

	Quarter Ended	Quarter Ended
(in thousands)	March 31, 2008	March 31, 2007
GAAP earnings (loss)	$(1,606)	$115

Add:
Stock compensation expense under SFAS 123R	$10	$60

Intangible amortization	$52	$46

Restructuring charges	$405	$0

Non-GAAP net income earnings (loss)	$(1,139)	$221

Channell Commercial Corporation

Reconciliation Tables of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of GAAP net income per basic and diluted share estimate to non-GAAP pro forma net income (loss) per basic and diluted share estimate (Unaudited)

	Second Quarter
	2008
	Low	High
Estimated GAAP net income (loss) per basic and diluted share	$(0.01)	$0.02

Add:
Estimated stock compensation expense under SFAS 123R and intangibles amortization	$0.01	$0.01

Restructuring charges	$0.04	$0.05

Estimated non-GAAP net income per basic and diluted share	$0.04	$0.08

CONTACT:

At the Company:

Michael Perica

Treasurer

951.719.2600

mperica@channellcorp.com